Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Agreement is made as of                     , 2005, between Science Applications International Corporation, a Delaware corporation (the “Company”), and                     (the “Indemnitee”).

RECITALS

A. The Company and Indemnitee recognize that highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, those corporations.

B. In recognition of (1) Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company and (2) Indemnitee’s reliance on the provisions of the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) requiring indemnification of the Indemnitee to the fullest extent permitted by law, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation, any change in the composition of the Company’s Board of Directors or an acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent permitted by law and as set forth in this Agreement.

C. The Certificate of Incorporation and the General Corporation Law of the State of Delaware (“DGCL”) expressly provide that the indemnification provisions set forth therein are not exclusive and contemplate that contracts may be entered into between the Company and members of the Board of Directors, officers and other persons with respect to indemnification.

D. It is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

E. This Agreement is a supplement to, and in furtherance of, the Certificate of Incorporation and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

AGREEMENT

In consideration of the premises and of Indemnitee’s agreeing to serve or continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Basic Indemnification Agreement.

(a) General Indemnity and Exceptions.

(1) Indemnity. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (as defined in Section 9(b)) by reason of (or arising in part out of) an Indemnifiable Event (as defined in Section 9(d)), the Company shall indemnify Indemnitee to the fullest extent permitted by law, against: (i) any and all Expenses (as defined in Section 9(c)), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of such Claim actually and reasonably incurred by or on behalf of Indemnitee in connection with such Claim; and (ii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement. Such indemnification shall be made as soon as practicable but in any event no later than 30 days after written demand is presented to the Company.

(2) Indemnity Exceptions Prior to Change in Control. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control (as defined in Section 9(a)) and except as set forth in Sections 1(b), 3 and 7, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim: (i) initiated by Indemnitee against the Company or any director or officer of the Company, unless the Company has joined in or consented to the initiation of such Claim; (ii) made on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or involves intentional misconduct or a knowing violation of the law; or (iii) arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) Reviewing Party Determination of Indemnification. The indemnification obligations of the Company under Section 1(a) shall not be applicable if the Reviewing Party (as defined in Section 9(f)) has determined (in a written opinion, in any case in which the special independent counsel referred to in Section 2 is involved) that Indemnitee would not be permitted to be indemnified under applicable law; provided, however, that if Indemnitee has commenced legal proceedings in the Court of Chancery of the State of Delaware (the “Delaware Court”) to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 2. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in the Delaware Court seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with the successful establishment or enforcement, in whole or in part, by Indemnitee of Indemnitee’s right to indemnification or advances.

(c) Advancement of Expenses. If requested by Indemnitee in writing, the Company shall advance (within ten business days of such written request) any and all Expenses to Indemnitee (an “Expense Advance”). The obligation of the Company to make an Expense Advance shall be subject to the condition that the Company receives an undertaking that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in Delaware Court as provided in Section 1(b), then Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

2. Special Independent Counsel after Certain Changes in Control.

(a) Role of Special Counsel. If there is a Change in Control of the Company (other than a Change in Control approved by two-thirds or more of the Company’s Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement, the Certificate of Incorporation or the Company’s Bylaws (the “Bylaws”) now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed) and who has not otherwise performed services for the Company within the last five years or for Indemnitee. Such special independent counsel, among other things, shall, within 90 days of its retention, render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.

(b) Selection of Special Counsel. In the event that Indemnitee and the Company are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least five law firms with (i) offices in the State of Delaware having more than fifty attorneys, (ii) a rating of “av” or better in the then current Martindale Hubbell Law Directory and (iii) attorneys specializing in corporate law. Such selection shall be made in the presence of Indemnitee (and his or her legal counsel or either of them, as Indemnitee may elect).

(c) Payment for Special Counsel. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or to its engagement pursuant hereto.

3. Indemnification for Enforcement Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee in writing, shall (within ten business days of such written request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any Claim asserted or action brought by Indemnitee for (a) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, Certificate of Incorporation or the Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be. The Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

4. Partial Indemnity. If, under any provisions of this Agreement, Indemnitee is entitled to indemnification by the Company of some, but not all, of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

5. No Presumption. For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief.

6. Indemnification Procedures.

(a) Notification of Claim. Within 30 days after receipt by Indemnitee of notice of the commencement of a Claim which may involve an Indemnifiable Event, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, submit to the Company a written notice identifying the Claim, but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee under this Agreement unless the Company is materially prejudiced by such lack of notice.

(b) Defense of Claim.

(1) With respect to any such Claim as to which Indemnitee notifies the Company of the commencement thereof: (i) the Company will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel selected by the Board of Directors and reasonably satisfactory to Indemnitee.

(2) After notice from the Company to Indemnitee of its election to assume the defense of a Claim, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below.

(3) Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any claim brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above.

(c) Consent to Settlement. With respect to any such Claim as to which Indemnitee notifies the Company of the commencement thereof, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

7. Non-exclusivity. The rights of Indemnitee under this Agreement shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, the Bylaws, the DGCL, any agreement, a vote of the stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee acting on behalf of the Company and at the request of the Company prior to such amendment, alteration or repeal. To the extent that a change in the DGCL (whether by statute or judicial decision), the Certificate of Incorporation or the Bylaws permits greater indemnification than would be afforded currently under the Certificate of Incorporation, the Bylaws and this Agreement, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy in this Agreement is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement shall not prevent the concurrent assertion or employment of any other right or remedy.

8. Liability Insurance.

(a) Policy; Notice. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Company director or officer. If, at the time the Company receives notice from any source of a Claim as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(b) Potential Change in Control. In the event of a Potential Change in Control (as defined in Section 9(e)), the Company shall maintain in force any and all insurance policies then maintained by the Company providing directors’ and officers’ liability insurance, in respect of Indemnitee, for a period of at least two years after the end of current policy period then in effect. In satisfying this obligation, the Company shall not be obligated to pay premiums in excess of 200% of the annualized premium for each such policy based on the premium in effect on the date of the Potential Change in Control, and in the event coverage cannot be obtained for such amount, the Company shall cause to be obtained as much insurance as can be obtained for an amount equal to 200% of the annualized premium on terms not less favorable than those in effect on the date of the Potential Change in Control in terms of coverage and amounts. The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with any successful action brought by Indemnitee for recovery under any insurance policy referred to in this Section 8(b) and shall advance to Indemnitee the Expenses of such action in the manner provided in Section 3 above. Notwithstanding the foregoing, the Company shall have no obligation under this Section 8(b) in the event that (i) the Potential Change in Control results in a Change in Control and (ii) the acquiring company, surviving corporation or other resulting entity is required to provide directors’ and officers’ liability insurance, in respect of Indemnitee, and for at least the period provided in this Section 8(b) on terms and in amounts that are at least equal to or more favorable than those in effect on the date of the Potential Change in Control.

9. Certain Definitions.

(a) A “Change in Control” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(1) The acquisition by any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof including a group as defined in Section 13(d) thereof) of beneficial ownership (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of twenty-five percent (25%) or more of the outstanding Voting Securities; provided, however, that the following acquisitions shall not constitute a

Change in Control for purposes of this subparagraph (1): (i) any acquisition directly from the Company; (ii) any acquisition by the Company or any of its subsidiaries; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (3) below; or

(2) Individuals who, as of June 10, 2005, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that any individual who becomes a director of the Company subsequent to June 10, 2005 and whose election, or whose nomination for election by the Company’s stockholders, to the Board of Directors was either (i) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (ii) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(3) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless following such Business Combination, (i) all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding shares and outstanding Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company, as the case may be, of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Voting Securities (provided, however, that for purposes of this clause (i) any shares of common stock or voting securities of such resulting entity received by such beneficial owners in such Business Combination other than as the result of such beneficial owners’ ownership of outstanding shares or outstanding Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such beneficial owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (ii) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such entity resulting from the Business Combination unless such person owned twenty-five percent (25%) or more of the outstanding shares or outstanding Voting Securities immediately prior to the Business Combination; and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board of Directors, providing for such Business Combination; or

(4) Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

For purposes of clause (3) above, any person who acquires outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination, of outstanding Voting Securities of both the Company and the entity or entities with which the Company is combined shall be treated as two persons after the Business Combination, who shall be treated as owning outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination of, respectively, outstanding Voting Securities of the Company, and of the entity or entities with which the Company is combined.

(b) A “Claim” is any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any inquiry, hearing or investigation, whether conducted by the Company or any other party, and whether civil, criminal, administrative, investigative or other.

(c) “Expenses” include attorneys’ fees and all other costs, fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, being a witness in, participating in (including appeal), or preparing to defend, any Claim relating to any Indemnifiable Event.

(d) An “Indemnifiable Event” is any event or occurrence (whether before or after the date hereof) related to the fact that Indemnitee is or was a director, officer, employee, consultant, agent or fiduciary of or to the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(e) A “Potential Change in Control” shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take actions which, if consummated, would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases such person’s beneficial ownership of such securities by five percentage points or more over the initial percentage of such Voting Securities held by such person; or (iv) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(f) A “Reviewing Party” is (i) the Company’s Board of Directors (provided that a majority of directors are not parties to the particular Claim for which Indemnitee is seeking indemnification) or (ii) any other person or body appointed by the Company’s Board of

Directors, who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or (iii) if there has been a Change in Control, the special independent counsel referred to in Section 2.

(g) “Voting Securities” means any securities of the Company which vote generally in the election of directors.

10. Amendments, Termination and Waiver. No supplement, modification, amendment or termination of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11. Contribution. If the indemnification provided in Sections 1 and 3 is unavailable, then, in respect of any Claim in which the Company is jointly liable with Indemnitee (or would be if joined in the Claim), the Company shall contribute to the amount of Expenses, judgments, fines, penalties and amounts paid in settlement as appropriate to reflect: (a) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, from the transaction from which the Claim arose, and (b) the relative fault of the Company, on the one hand, and of Indemnitee, on the other, in connection with the events which resulted in such Expenses, judgments, fines, penalties and amounts paid in settlement, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of Indemnitee, on the other, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses and liabilities. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations described in this Section 11.

12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under an insurance policy, the Certificate of Incorporation or otherwise) of the amounts otherwise idemnifiable hereunder.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouse, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer (or in one of the capacities enumerated in Section 9(d) hereof) of the Company or of any other enterprise at the Board of Director’s request.

15. Initial Public Offering. Notwithstanding anything in this Agreement to the contrary, the merger of SAIC Merger Sub, Inc. with and into the Company in anticipation of an initial public offering of securities shall not be deemed to be a “Change in Control” or “Potential Change in Control” under this Agreement; provided that the Company shall, as a condition to closing such merger and effective upon the closing of such merger, require SAIC, Inc., a Delaware corporation (“New SAIC”), to expressly assume and agree to perform this Agreement, including all of the obligations of the Company hereunder. From and after the effective time of such merger, references to the Company hereunder shall be deemed to be references to New SAIC. For purposes of Section 9(a)(2), the Incumbent Board of the Company shall be deemed to be the Incumbent Board of New SAIC.

16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

17. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally:

(a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;

(b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c) appoint, irrevocably, to the extent such party is not a resident of the State of Delaware, the Company’s agent for service of process as its agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware;

(d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and

(e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

18. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Indemnification Agreement effective as of the date first written above.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

By:
Name:
Title:

[Indemnitee]